UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Registrant entered into a Security Purchase Agreement and Convertible Promissory note dated December 18, 2018, and funded on December 18, 2018 in the net amount of $130,000. The lender was Eagle Equities, LLC. This note carries an 8% interest rate, and has a maturity date of twelve (12) months from the date of execution. Should the Note not be paid in full prior to maturity, any remaining balance would be convertible into the Registrant’s common stock at a discount to market.

Eagle has been providing similarly structured financing to registrant since September 8, 2017, and Registrant expects Eagle to continue to fund ongoing operations, including the development and launch of Nightfood ice cream, and product development, patent fees, and other licensing and operating costs for MJ Munchies and the Half-Baked product line.

The forgoing is a summary of the notes and securities purchase agreements and is qualified in its entirety by the notes and security purchase agreements, which are exhibits hereto.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Securities Purchase Agreement – Eagle Equities LLC
10.2	Note – Eagle Equities LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

December 21, 2018	By:	/s/ Sean Folkson
Sean Folkson Chief Executive Officer

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